UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building
Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2024, Lantheus Holdings, Inc. (the “Company”) announced that Mary Anne Heino, the Company’s Chief Executive Officer and a member of the Company’s board of directors (the “Board”), notified the Board on January 18, 2024, of her intention to retire as Chief Executive Officer, effective March 1, 2024 (the “Effective Date”). Ms. Heino will continue to serve as a member of the Board and has been appointed to serve as Chair of the Board as of the Effective Date.

The Company has also announced that Brian Markison, the Chairman of the Board, has been appointed Executive Chairman as of January 23, 2024 to serve in that role until the Effective Date and will become the Company’s Chief Executive Officer effective on the Effective Date. Mr. Markinson will also continue to serve as a member of the Board. In connection with these changes, the Board has appointed Julie McHugh as Lead Independent Director of the Board, effective January 23, 2024.

Mr. Markison, 64, joined the Board in September 2012 and was elevated to Chairperson in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista Capital Partners since September 2012. Mr. Markison is a seasoned executive with more than 40 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He most recently served as Chief Executive Officer and a Director of RVL Pharmaceuticals plc (formerly known as Osmotica Pharmaceuticals plc), after serving as Executive Chairperson of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairperson and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairperson in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of Cosette Pharmaceuticals. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College.

Mr. Markison was not selected as Executive Chairman or Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. There are no related party transactions between the Company and Mr. Markison, except that he previously entered into an indemnification agreement with the Company in connection with his service as a member of the Board that will remain in effect. There are no family relationships between Mr. Markison and any director or executive officer of the Company.

In connection with Mr. Markison’s employment as Executive Chairman and Chief Executive Officer, the Company entered into an employment agreement with Mr. Markison (the “Employment Agreement”), effective as of January 23, 2024 (the “Start Date”). Pursuant to the Employment Agreement, Mr. Markison’s employment with the Company will be on an at-will basis, he will be paid an annual base salary of $950,000 and he will be eligible for an annual bonus of 100% of his base salary based on achievement of performance targets established by the Talent and Compensation Committee of the Board (the “Committee”) within the first three months of each fiscal year. Additionally, subject to approval by the Committee, Mr. Markson will be granted initial equity awards with an aggregate grant date fair value of $8.5 million, which awards will be granted at the same time (and on the same basis) as the 2024 annual equity grants to other executives of the Company. Such award will consist of 50% restricted stock units, which will vest annually on each of the first three anniversaries of the grant date, and 50% performance-based restricted stock units, which, to the extent earned based on performance, will vest on the third anniversary of the grant date. The Employment Agreement also provides for $200,000 as partial reimbursement expenses for Mr. Markison’s relocation to Massachusetts; provided that, in the event of Mr. Markison’s termination by the Company for Cause (as defined in the Employment Agreement) or by Mr. Markison other than for Good Reason (as defined in the Employment Agreement), within twelve months after the Start Date, Mr. Markson will be required to return the full amount of such relocation expenses.

Under the Employment Agreement, in the event of Mr. Markison’s termination by the Company or Mr. Markison for any reason, Mr. Markison will receive any earned, but unpaid, base salary and annual bonus. The Employment Agreement also provides for severance arrangements generally consistent with those provided to other executives. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of employment without Cause or a resignation for Good Reason, Mr. Markison will be entitled to receive the following severance payments and benefits:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus, as in effect on the date of separation, and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that Mr. Markison’s employment is terminated without Cause or Mr. Markison resigns for Good Reason, in either case, other than within 3 months before or 12 months after a Change in Control (as defined in the Employment Agreement). Such payments will be payable by the Company in substantially equal installments over twelve months following Mr. Markison’s separation date.

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus, as in effect on the date of termination, and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that Mr. Markison’s employment is terminated without Cause or Mr. Markison resigns for Good Reason within 3 months before or 12 months after a Change in Control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement). Such payments will be payable by the Company in a lump sum on the Company’s first regular payroll date following Mr. Markison’s separation date.

In addition, the Employment Agreement provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by Mr. Markison pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release, dated January 23, 2024, announcing the foregoing changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of January 23, 2024, by and between the Company and Brian Markison

99.1	Press release of Lantheus Holdings, Inc. dated January 23, 2024, entitled “Lantheus Announces CEO Succession Plan”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name:	Daniel M. Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: January 23, 2024